1 DRAFT 04.07.2021 MID PENN BANCORP, INC. Investor Presentation November 2022

2 Cautionary Notice Regarding Forward-Looking Statements This presentation and management’s related discussion regarding Mid Penn Bancorp, Inc. (“Mid Penn”) contains estimates, predictions, opinions, projections and other “forward-looking statements” as that phrase is defined in the Private Securities Litigation Reform Act of 1995. The words “believe,” “intend,” “expect,” “anticipate,” “strategy,” “plan,” “estimate,” “approximately,” “target,” “project,” “propose,” “possible,” “potential,” “should” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (many of which are beyond the control of Mid Penn) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to: changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on securities held in Mid Penn’s portfolio; legislation affecting the financial services industry as a whole, and Mid Penn and Mid Penn Bank individually or collectively, including tax legislation; results of the regulatory examination and supervision process and oversight, including changes in monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; containing costs and expenses; the outcome of future litigation and governmental proceedings, including tax-related examinations and other matters; the availability of financial resources in the amounts, at the times and on the terms required to support Mid Penn and Mid Penn Bank’s future businesses; material differences in the actual financial results of merger, acquisition and investment activities compared with Mid Penn’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the recent completion of the acquisition of Riverview Financial Corporation; and other factors that may affect the future results of Mid Penn. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Mid Penn’s Annual Report on Form 10-K for the year ended December 31, 2021, and any updates to those risk factors set forth in Mid Penn’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings, which have been filed by Mid Penn with the SEC and are available on the SEC’s website at www.sec.gov. All forward- looking statements, expressed or implied, included herein are expressly qualified in their entirety by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on Mid Penn or its respective businesses or operations. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date on which they are made. Mid Penn does not undertake any obligation, and specifically declines any obligation, to revise or update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as specifically required by law. Third Party Sources and Non-GAAP Financial Measures Certain information contained in this presentation and statements made orally during this presentation relate to or are based on publications and other data obtained from third-party sources. While Mid Penn believes these third-party sources to be reliable as of the date of this presentation, Mid Penn has not independently verified, and makes no representation as to the adequacy, fairness, accuracy or completeness of, any information obtained from third-party sources. This presentation includes certain non-GAAP financial measures. Mid Penn’s management uses these non-GAAP financial measures in their analysis of Mid Penn’s performance. This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial measures determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of Mid Penn’s results and financial condition as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding Mid Penn’s ongoing operating results. Reconciliations of certain non-GAAP financial measures to GAAP financial measures are provided in the Appendix. Numbers in this presentation may not sum due to rounding. Forward-Looking Statements / Non-GAAP Disclosures

Mid Penn Bancorp, Inc. Overview at September 30, 2022

Holding Company for Mid Penn Bank

Assets	Loans	Deposits
$4.3 B	$3.3 B	$3.7 B

Financial Highlights

Net Income	$15.5M / $0.97 p/sh	**NPAs / Assets**	0.18%
MRQ ROAA [2]	1.42%	**MRQ NCOs / Avg. Loans** [2]	(0.01%)
MRQ ROATCE [1,2]	16.6%	**TCE / TA** [1]	9.0%
MRQ NIM[2]	3.92%	**Loans / Deposits**	89.1%

Franchise Highlights

- Banking subsidiary: Mid Penn Bank (est. 1868), state chartered non member bank and trust company, headquartered in Millersburg, PA
- A PA based commercial bank operating strategically in western, central and eastern markets
  - ✓ 43 active full-service retail banking locations in the counties of Dauphin, Schuylkill, Cumberland, Berks, Clearfield, Perry, Westmoreland, Bucks, and Lancaster
  - ✓ Implemented Branch Optimization Plan with 16 branches closed since March 2022
- Dedicated to providing comprehensive banking and trust services, including wealth management
- Highly active during 2021 with key strategic initiatives
  - ✓ Completed $75 million common stock follow-on offering on May 4, 2021
  - ✓ Closed acquisition of Riverview Financial for $143 million on November 30, 2021
  - ✓ Repurchased $3.0 million / 110k shares in Q2 2022, pursuant to its $15 million stock repurchase program announced in 2020

Note: Financial information as of September 30, 2022. Source: S&P Global Market Intelligence, Company Documents.
(1) Non-GAAP financial metric. Please see Appendix for GAAP to non-GAAP reconciliation. (2) Annualized financial metric.

MID PENN BANCORP

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Strengthening Presence Across Pennsylvania as a Premier Community Bank

Branch Map


MPB (43)
Scranton
Allentown
Altoona
burgh
Harrisburg
Reading
Tre
Philadelp
New Jerse

Top Pennsylvania Headquartered Community Banks[1,2]

Rank	Institution Name	Branches (#)	Total Assets ($M)[3]
1	First Commonwealth Financial (PA)	103	9,579
2	S&T Bancorp Inc. (PA)	70	8,936
3	Univest Financial Corp. (PA)	44	6,907
4	Republic First Bancorp Inc. (PA)	15	5,860
5	CNB Financial Corp. (PA)	26	5,317
6	Firstrust SB (PA)	17	4,727
7	**Mid Penn Bancorp Inc. (PA)**	**43**	**4,334**
8	Peoples Financial Services (PA)	26	3,517
9	Orrstown Financial Services (PA)	21	2,849
10	ACNB Corp. (PA)	20	2,654

Top-5 Deposit Market Share by County

Pennsylvania County	Market Share	County Rank
Dauphin	16.5%	#1
Schuylkill	19.3%	#2
Clearfield	12.8%	#2
Perry	13.6%	#3
Huntingdon	8.8%	#3

Harrisburg MSA Deposit Market Share[2]

Rank	Institution Name	Branches (#)	Total Deposits ($M)	Deposit Market Share (%)
1	The PNC Finl Svcs Grp (PA)	9	$5,526	28.79
2	M&T Bank Corp. (NY)	21	2,354	12.26
3	F.N.B. Corp. (PA)	10	1,801	9.38
4	**Mid Penn Bancorp Inc. (PA)**	**15**	**1,728**	**9.00**
5	Wells Fargo & Co. (CA)	8	1,170	6.10
6	Orrstown Financial Services (PA)	8	1,082	5.64
7	Fulton Financial Corp. (PA)	9	1,024	5.33
8	Citizens Financial Group Inc. (RI)	7	732	3.81
9	First Commonwealth Financial (PA)	4	716	3.73
10	Banco Santander S.A.	9	553	2.88

Source: S&P Global Market Intelligence, FDIC.
(1) Community Banks defined as banks with less than $10B in total assets. (2) Based on FDIC data as of 6/30/2022 adjusted for branch closures/openings since 6/30/2022. (3) Total Assets data as of most recent quarter reported.

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Q3 2022 Highlights

Selected Highlights	Key Statistics
Balance Sheet	• Core loan[1] growth of 18% during the three months ended September 30, 2022 from the second quarter of 2022, primarily in the commercial real estate and commercial and industrial financing loan portfolios • Total deposits decreased by (7%) since December 2021 due to the maturity of certificates of deposits, which have renewed into lower rates, migrated to other retail investment products or exited the bank • Non-performing assets decreased by $2.3 million, or over 23% since year-end 2021, following a successful workout of two non-accrual home equity loans
Income Statement	• Recorded quarterly net income of $15.5 million or $0.97 per common share • Net interest income of $39.4 million for the three months ended September 30, 2022, a $4.0 million increase from the three months ended June 30, 2022, primarily driven by increased fed fund rates during the third quarter • Tax equivalent net interest margin increased to 3.92% from 3.45% in the prior quarter and 3.26% in the same period prior year
Strategic Actions	• During the second quarter of 2022, Mid Penn repurchased 109,891 shares ✓ Pursuant to its $15 million treasury stock repurchase program announced in 2020 and currently effective through March 2023 • Implemented Branch Optimization Plan with 16 branches closed since March 2022 ✓ Closed 13 legacy Riverview branches ✓ Closed 3 legacy Mid Penn branches

Source: S&P Global Market Intelligence, Company Documents. Note: Financial information as of or for the quarter ended September 30, 2022.
Note: Net interest income includes $99 thousand PPP processing fees for the three months ended September 30, 2022
(1) Annualized number, excludes impact of Paycheck Protection Program administered by the U.S. Small Business Administration and Loans Held for Sale.

MID PENN BANCORP 5

6 $935 $1,024 $1,726 $1,912 $2,475 $4,002 $3,730 2016 2017 2018 2019 2020 2021 2022Q3 $814 $910 $1,624 $1,763 $2,384 $3,104 $3,322 2016 2017 2018 2019 2020 2021 2022Q3 $1,033 $1,170 $2,078 $2,231 $2,999 $4,689 $4,334 2016 2017 2018 2019 2020 2021 2022Q3 Demonstrated Ability to Drive Balance Sheet Growth Gross Loans ($M) 1Total Assets ($M) Source: S&P Global Market Intelligence, Company Documents. (1) Excludes Loans Held for Sale; includes PPP loans totaling $388M in 2020, $111M in 2021, and $2.8M in 2022Q3. (2) Represents organic loan growth (total loans excluding LHFS and PPP loans). $814 $910 $1,624 $1,763 $1,996 $2,993 $3,320 2016 2017 2018 2019 2020 2021 2022Q3 Core Loans ($M) 2Total Deposits ($M)

7 3.5% (12.3%) MPB Peer Median 5.6% 13.5% MPB Peer Median Well-Positioned in a Challenging Environment AFS Securities / Total AssetsYTD TBV Growth Source: S&P Global Market Intelligence, Company Documents. Note: Financial data as of 2022 Q3 unless otherwise stated. MRQ = Most recent quarter. LTM = Last twelve months. (1) Includes nationwide major exchange-traded banks and thrifts with most recent quarter total assets between $1 and $5 billion, excluding merger targets and mutuals. (2) Excludes banks from the peer group that completed M&A from 9/30/2021 – 9/30/2022. (3) Non-GAAP financial metric. Please see Appendix for GAAP to non-GAAP reconciliation. AOCI Impact on Tangible Capital MRQ Efficiency Ratio(3) MRQ NPAs / Assets MPB Rank: 86th Percentile MPB Rank: 83rd Percentile (1) (1) MPB Rank: 72nd Percentile 20.7% 15.1% MPB Peer Median (1,2) 53% 57% MPB Peer Median (1) MPB Rank: 62nd Percentile 0.18% 0.38% MPB Peer Median (1) MPB Rank: 84th Percentile LTM Organic Loan Growth (ex. PPP and acquired loans) 9.0% 7.4% 0.5% 1.5% 9.4% 8.9% MPB Peer Median MPB Rank: 81st Percentile MPB (Ex AOCI) Rank: 60th Percentile (1) AOCI Impact on TCE Reported TCE/TA&

8 Customer Experience Employee Efficiency Data Security SAFEGUARDING CUSTOMER INFORMATION Improved Consumer Online Banking • Full mobile functionality • Customizable account alerts • Debit Card controls • Zelle™ integration • ApplePay™ integration Improved Business Online Banking • Full mobile functionality • Expanded Multi-Factor Authentication • Highly intuitive user-interface Improved Retail Delivery • Move to “Universal Bankers” • Call Center expansion • Deployment of critical cloud-based systems including nCino, Salesforce CRM, and Encompass • Introduction of Robotic Process Automation • In-branch cash recyclers • Enhancements to video conferencing and remote learning capabilities • Completely virtualized operating environment • A.I.-based anomaly detection • Multi-layer security posture • Extensive internal cybersecurity training and customer messaging Continued Focus on Technology Recently Initiated MPB Launchpad

9 Mid Penn Investment Highlights Experienced management team focused on driving franchise value History of consistent earnings, dividend and book value growth Strong asset quality results over the last 8 years resulting from an exceptional risk management culture Clearly identified strategic initiatives to drive profitability and shareholder returns Proven ability to acquire and successfully integrate franchises Complimentary markets of operation provide low cost, stable deposits and higher growth lending opportunities Long track record and demonstrated ability to drive balance sheet growth

Creating a Premier Community Bank in Pennsylvania: A Lookback

MID PENN BANCORP INC. / RIVERVIEW FINANCIAL CORPORATION

Acquisition Expectations	Performance Post Completion
Transaction Details • $125M aggregate transaction value at announcement 6/30/2021 – 100% stock • Creates one of the largest community banks headquartered in PA with pro forma assets of ~$4.8 billion	✓ Closed 11/30/2021 creating the 7th largest PA headquartered Community Bank(1) ✓ Successfully permits combined company to continue to focus on organic growth as well as opportunistic M&A
Creating Scale & Franchise Value • Pro forma ROAA benefit of ~20 basis points resulting in a pro forma ROAA of ~1.00%+ • Adds to our Wealth Management & Trust business	✓ Most recent quarter ROAA(2) of 1.42% and ROATCE(2,3) of 16.6% ✓ Tax equivalent net interest margin increased to 3.92% as of September 30, 2022 from 3.45% in the prior quarter and 3.26% in the same period prior year
Ability to Achieve Significant Cost Savings • Branch overlap within 5 miles of over 50% • Transaction will bring "core" efficiency ratio in line with goal of 60% to 65%	✓ Branch optimization plan resulted in the closure of 13 legacy Riverview branches and 3 MPB branches ✓ Most recent quarter efficiency ratio(3) of 53.5% overachieving our goal due to cost savings realized in the Riverview acquisition

Source: S&P Global Market Intelligence; Company Documents.
(1) Community Banks defined as banks with less than $10B in total assets.
(2) Annualized financial metric.
(3) Non-GAAP financial metric. Please see Appendix for GAAP to non-GAAP reconciliation.

MID PENN BANCORP

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11 Evolution into a Premier Community Bank Average Branch Size ($M) Source: S&P Global Market Intelligence. Note: Current FDIC Deposit data as of 6/30/2022. 2019 FDIC deposit data as of 6/30/2019. Return on Assets (ROA Comparison) Deposits in Southeast Pennsylvania Growth Markets ($M) $167 $47 $40 $314 $139 $279 $0 $50 $100 $150 $200 $250 $300 $350 Philly MSA Lancaster MSA Reading MSA 2019 Current $46.8 $86.1 $0.0 $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 $80.0 $90.0 2019 Current 0.82% 1.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 2017-2019 Avg. 2022 YTD Avg. 38 Branches $1.8 Bn Deposits 43 Branches $3.7 Bn Deposits

12 128% 91% 0% 20% 40% 60% 80% 100% 120% 140% MPB National Peers 499% 141% 0% 100% 200% 300% 400% 500% 600% MPB National Peers Long History of Enhancing Shareholder Value Compound Tangible Book Value per Share + Dividends (Non-GAAP) Growth Source: S&P Global Market Intelligence. Note: National Peers include 110 nationwide banks with between $1-5B of Total Assets as of September 30, 2022. Total Asset Growth Franchise Growth & Expansion With Superior Value Creation Compound TBV + Dividends CAGR MPB National Peers 1 Year 21% 8% 5 Year 12% 8% 10 Year 9% 7% Total Assets CAGR Compound TBV + Dividends CAGR MPB National Peers 1 Year 26% 6% 5 Year 30% 12% 10 Year 20% 9% CAGR’s calculated through to 2022 Q3

13 Dec '16 Dec '17 Dec '18 Dec '19 Dec '20 Dec '21 Oct' 22 MidPenn Bancorp, Inc. 54% 120% 55% 100% 58% 136% 147% Proxy Peer Group(1) 41% 55% 41% 72% 34% 84% 75% KRX Index 45% 48% 29% 58% 33% 75% 74% Five-Year Return to Shareholders Total Return Performance Source: S&P Global Market Intelligence. Note: Market data as of 10/25/2022. Follow on offering completed 4/29/2021. 2022 YTD shown through 10/25/2022. (1) Proxy peers are a custom peer group disclosed in the 2022 MPB proxy filed 3/24/2022; includes: CCNE, FRBK, EBTC, AROW, BCBP, CATC, FCBC, FRST, AMNB, PFIS, SMMF, ORRF, FRBA, MVBF, CVLY, BWFG, TCFC, CHMG, ACNB, PWOD, CZNC (Howard Bancorp, Inc. & Premier Financial Bancorp both excluded after acquisitions by F.N.B. & Peoples respectively). Total Return: $100 invested in Mid Penn Bancorp, Inc. Stock (NASDAQ: MPB) as of Dec 31, 2015, and held through Oct. 25, 2022 returned a cumulative 147%. Comparatively, the KRX (KBW Nasdaq Regional Bank Index) averaged a lower cumulative return of 74% for the same period and MPB’s proxy peer group averaged a lower cumulative return of 75% for the same period. (1) 147% 75% 74% (20%) 0% 20% 40% 60% 80% 100% 120% 140% 160% MPB Proxy Peers KRX Total Return Since Follow on Total Return 2022 YTD 33% 9% 2% MPB Proxy Peers KRX(1) 5% (4%) (3%) MPB Proxy Peers KRX (1) Since 4/29/2021 Since 2021 Year End

14 Appendix

15 Experienced Management Team Source: Company Documents. RORY RITRIEVI Chief Executive Officer Mr. Rory G. Ritrievi joined Mid Penn Bank and parent company Mid Penn Bancorp, Inc. in 2009 as President and Chief Executive Officer. Prior to joining Mid Penn, Mr. Ritrievi served as Market President and Chief Lending Officer of Commerce Bank/Harrisburg. Mr. Ritrievi has over 35 years of experience in the financial services industry and is a licensed, but non-practicing attorney in the Commonwealth of Pennsylvania. He currently serves on the Advisory Board for Widener Law Commonwealth’s Business Advising Certificate Program, serves on the Board of Directors of the Harrisburg Area YMCA, and serves on the Board of the Pennsylvania Breast Cancer Coalition and is an active member of his community. Mr. Ritrievi holds a Juris Doctor from Widener University School of Law and a Bachelor’s Degree in Economics from the University of Pittsburgh. Allison Johnson Chief Financial Officer, SEVP Ms. Allison S. Johnson joined Mid Penn Bank and parent company Mid Penn Bancorp, Inc. in 2022 as Senior Executive Vice President and Chief Financial Officer. In her role as Chief Financial Officer, Ms. Johnson is responsible for the overall financial management of the company, including accounting operations, interest rate risk, liquidity, financial planning, and mergers and acquisitions. She also serves as the financial advisor to the CEO and Board of Directors. Prior to joining Mid Penn, Ms. Johnson was Executive Vice President and Chief Financial Officer of Spirit of Texas Bank. Ms. Johnson is a certified public accountant and holds a Bachelor of Science degree in accounting from the University of Florida and a Master of Accounting from Florida State University. JUSTIN WEBB Chief Operating Officer, SEVP Mr. Justin T. Webb joined Mid Penn Bank in 2012 as Chief Credit Officer. In his current role as Senior Executive Vice President and Chief Operating Officer, he oversees the Bank’s administration, operations, credit, security/facilities groups, as well as the Bank’s acquisition transitions. He was previously employed by Bank of America and served as Vice President – Credit Risk Manager for the Commercial Real Estate Bank. Mr. Webb serves on the Board of Directors for Big Brothers Big Sisters of the Capital Region. Mr. Webb holds a Bachelor’s Degree in Finance from the University of Pittsburgh. SCOTT MICKLEWRIGHT Chief Revenue Officer, SEVP Mr. Scott W. Micklewright joined Mid Penn Bank in 2009 as Vice President and Senior Middle Market Loan Manager. Now serving as Senior Executive Vice President and Chief Revenue Officer, Mr. Micklewright oversees all aspects of net interest income generation, including all loan and deposit functions. As the primary catalyst to the development of a high performing calling team in commercial lending, cash management, residential mortgage, SBA and agricultural lending, he has built an integrated business development team during his time with Mid Penn. Mr. Micklewright holds a Bachelor’s Degree in Business Management from Millersville University. JOAN DICKINSON Chief Retail Officer, EVP Ms. Joan E. Dickinson, Executive Vice President and Chief Retail Officer, joined Mid Penn Bank in 2013 as a Vice President and Commercial Loan Officer and later served as a Regional President. Prior to joining Mid Penn, Ms. Dickinson served as a Vice President and Business Banker at Santander Bank. She started her career in banking at the former Meridian Bank in Reading, PA. Ms. Dickinson is very active in the community as a Rotarian and has served on many boards throughout the greater Harrisburg area. Ms. Dickinson has a Bachelor’s Degree in Accounting from Moravian College and an MBA from Lehigh University. Joseph Paese Director of Trust and Wealth Management, EVP Mr. Joseph L. Paese joined Mid Penn Bank as Exec. VP and Dir. of Trust and Wealth Management in 2016 with more than 38 years of experience in the industry. He previously served as Managing Executive at F.N.B. Corporation and First National Investment Advisors (RIA). Mr. Paese was the Founder, President & CEO of Legacy Trust Company and Legacy Investment Services in Harrisburg, PA. He is a licensed CFP and is a graduate of the National Trust and National Graduate Trust School of Northwestern University. He holds a Bachelor’s Degree in Finance from Shippensburg University.

16 Experienced Management Team (Continued) Source: Company Documents. Jordan D. Space Chief Corporate Development Officer, EVP Mr. Jordan D. Space joined Mid Penn Bank in 2022 as Executive Vice President and Chief Corporate Development Officer. In his role, he assists the CEO in the development of new lines of business across the corporation to increase market share and strengthen Mid Penn’s brand presence throughout the state. He previously served as Executive Vice President and Market President for S&T Bank. Mr. Space was recognized as one of Central Penn Business Journal’s Power 30 in Banking and Finance. He holds a Bachelor’s Degree in Finance from the University of Pittsburgh. Heather R. Hall Market President, EVP Ms. Heather R. Hall, Executive Vice President and Market President, joined Mid Penn Bank in 2016 in the commercial banking group. With over 20 years of experience in the finance and banking industries, Ms. Hall provides leadership and oversight of the Bank’s loan and deposit activities throughout the Capital and Lancaster regions. She is an active member of her community and serves on the Harrisburg Regional Chamber Board as well as their Finance Committee. Ms. Hall holds a Bachelor’s Degree in Business Administration from Shippensburg University. Ray M. Mincarelli, Jr. President of Commercial Real Estate, EVP Mr. Ray M. Mincarelli, Jr., Executive Vice President and President of Commercial Real Estate, has over 50 years of commercial banking experience. Mr. Mincarelli has been in the specialized lending area of Real Estate Finance throughout his career. He has also served on 17 bank mergers and acquisitions teams along with their respective transition teams. Mr. Mincarelli is very active in his community and has held many board positions as well as served as advisor to charitable foundations and private family trusts. Mr. Mincarelli is a U.S. Military Veteran having served six years of active duty and U.S. Military Reserves.

17 Franchise Snapshot: Corporate Structure Source: Company Documents. (1) MPB Management is a future potential business line currently in planning stages. Mid Penn Bancorp, Inc. Mid Penn Bank ✓ Consumer Banking ✓ Commercial Banking ✓ Trust and Wealth Management Services ✓ Retail Brokerage ✓ Private Banking ✓ Residential Lending MPB Financial Services MPB Wealth MPB Risk MPB Management 1 ✓ High / Ultra- High-Net Worth Comprehensive Investment & Wealth Management ✓ Property & Casualty ✓ Accident & Health ✓ Life ✓ Disability ✓ Employee Benefits ✓ Tax Advisory ✓ Family Office ✓ Philanthropic Management MPB Launchpad ✓ Early-stage Technology Investments ✓ Fintech & Depository convergence

18 Non-GAAP Reconciliation ($000s) As of December 31, As of September 30, 2017 2018 2019 2020 2021 2022 Total Common Equity $75,703 $223,209 $237,874 $255,688 $490,076 $499,105 Goodwill 3,918 62,840 62,840 62,840 113,835 113,871 Other Intangibles 434 7,221 5,758 4,360 9,436 7,215 Less: Total Intangible Assets 4,352 70,061 68,598 67,200 123,271 121,086 Tangible Common Equity $71,351 $153,148 $169,276 $188,488 $366,805 $378,019 Total Assets $1,170,354 $2,077,981 $2,231,175 $2,998,948 $4,689,425 $4,333,903 Goodwill 3,918 62,840 62,840 62,840 113,835 113,871 Other Intangibles 434 7,221 5,758 4,360 9,436 7,215 Less: Total Intangible Assets 4,352 70,061 68,598 67,200 123,271 121,086 Tangible Assets $1,166,002 $2,007,920 $2,162,577 $2,931,748 $4,566,154 $4,212,817 Tangible Common Equity / Tangible Assets 6.12% 7.63% 7.83% 6.43% 8.03% 8.97% Tangible Book Value Per Share $16.82 $18.10 $19.96 $22.39 $22.99 $23.80 Source: S&P Global Market Intelligence, Company Filings.

19 Non-GAAP Reconciliation ($000s) 2021Q3 2021Q4 2022Q1 2022Q2 2022Q3 Net Income Available to Common Shareholders $9,787 $607 $11,354 $12,252 $15,481 Plus: Intangible Amortizations, Net of Tax 210 282 380 412 406 $9,997 $889 $11,734 $12,664 $15,887 Average Shareholder's Equity $345,816 $403,010 $494,019 $495,681 $502,082 Less: Average Goodwill 62,840 113,835 113,835 113,835 113,835 Less: Average Core Deposit and Other Intangibles 3,666 9,436 8,950 7,983 7,465 Average Tangible Shareholder's Equity $279,310 $279,739 $371,234 $373,863 $380,782 Return on Average Tangible Common Equity 14.20% 1.26% 12.82% 13.59% 16.55% Source: S&P Global Market Intelligence, Company Filings.

20 Non-GAAP Reconciliation ($000s) 2021Q3 2021Q4 2022Q1 2022Q2 2022Q3 Non-Interest Expense $20,019 $34,072 $25,745 $23,915 $24,715 Less: Merger and Acquisition Expenses 198 12,227 329 -- -- Less: Intangible Amortization 266 357 481 521 514 Less: (Gain) Loss on Sale or Write-down of Foreclosed Assets, Net (7) 1 (16) (15) (57) Efficiency Ratio Numerator $19,562 $21,487 $24,951 $23,409 $24,258 Net Interest Income 26,994 29,372 34,414 35,433 39,409 Non-Interest Income 5,509 5,660 5,750 5,230 5,963 Less: Net Gain on Sales of Investment Securities 79 -- -- -- -- Average Tangible Shareholder's Equity $32,424 $35,032 $40,164 $40,663 $45,372 Efficiency Ratio 60.33% 61.34% 62.12% 57.57% 53.46% Source: S&P Global Market Intelligence, Company Filings.